Exhibit 99

Snap-on Announces Fourth Quarter and Full Year 2018 Results

Q4 2018 reported diluted EPS of $3.09, up 37.9% from Q4 2017;

Q4 2018 adjusted diluted EPS of $3.03, excluding $0.06 benefit from a legal settlement, up 12.6% from Q4 2017 adjusted diluted EPS

KENOSHA, Wis.--(BUSINESS WIRE)--February 7, 2019--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced 2018 operating results for the fourth quarter and full year.

  Net sales of $952.5 million in the quarter were down $22.1 million, or 2.3%, from 2017 levels, reflecting a $5.4 million, or 0.6%, organic sales decline and $17.1 million of unfavorable foreign currency translation, partially offset by $0.4 million of acquisition-related sales.
  Operating earnings before financial services for the quarter were $182.1 million, or 19.1% of sales. This compared to $158.0 million, or 16.2% of sales, in the fourth quarter of 2017. The 2018 operating earnings before financial services included a $4.3 million benefit from the settlement of an employment-related litigation matter that was being appealed (the “legal settlement”); excluding the legal settlement, operating earnings before financial services, as adjusted, in the fourth quarter of 2018 were $177.8 million, or 18.7% of sales. The 2017 operating earnings before financial services included a $30.9 million charge for a patent-related litigation matter that is being appealed (the “legal charge”); excluding the legal charge, operating earnings before financial services, as adjusted, in the fourth quarter of 2017 were $188.9 million, or 19.4% of sales.
  Financial services revenue of $82.7 million in the fourth quarter of 2018 increased $2.8 million from 2017 levels; financial services operating earnings of $56.1 million increased $1.7 million from $54.4 million last year.
  Consolidated operating earnings in the quarter totaled $238.2 million, or 23.0% of revenues (net sales plus financial services revenue), which compared to $212.4 million, or 20.1% of revenues, in the fourth quarter of 2017. Excluding the legal settlement in 2018 and the legal charge in 2017, consolidated operating earnings, as adjusted, of $233.9 million, or 22.6% of revenues, compared to $243.3 million, or 23.1% of revenues, respectively.
  The fourth quarter 2018 effective income tax rate of 22.0% compares to 33.0% in 2017. In 2017, the fourth quarter effective income tax rate was reduced by 120 basis points as a result of the legal charge and increased by 360 basis points as a result of a $7.0 million charge related to the implementation of new tax legislation in the U.S. (the “tax charge”). Excluding the legal and tax charges, the fourth quarter 2017 effective tax rate, as adjusted, was 30.6%.
  Reported net earnings in the fourth quarter of 2018 were $175.0 million, or $3.09 per diluted share, compared to reported net earnings of $129.5 million, or $2.24 per diluted share, a year ago. Excluding the legal settlement in 2018, and the legal and tax charges in 2017, net earnings, as adjusted, were $171.8 million, or $3.03 per diluted share, in 2018, and $155.6 million, or $2.69 per diluted share, last year.
  Full year net sales of $3,740.7 million increased $53.8 million, or 1.5%, from 2017 levels, reflecting a $19.3 million, or 0.5%, organic sales gain, $24.2 million of acquisition-related sales and $10.3 million of favorable foreign currency translation. Full year net earnings of $679.9 million, or $11.87 per diluted share, compared to net earnings of $557.7 million, or $9.52 per diluted share, last year. In 2018, excluding the first quarter net debt items related to the issuance and extinguishment of debt, the fourth quarter legal settlement and the full year $3.9 million tax charge related to newly issued guidance associated with U.S. tax legislation, net earnings, as adjusted, were $676.5 million, or $11.81 per diluted share. In 2017, excluding the third and fourth quarter legal charges and the fourth quarter tax charge, net earnings, as adjusted, were $593.1 million, or $10.12 per diluted share. The adjusted earnings per diluted share of $11.81 in 2018, increased 16.7% versus the prior year, as adjusted.

See “Non-GAAP Measures” below for a definition of, and further explanation about, organic sales and measures, as adjusted, excluding the legal settlement, net debt items, legal charges and tax charges.

At the beginning of fiscal 2018, Snap-on adopted ASU No. 2017-07, Compensation – Retirement Benefits (Topic 715) – Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. The ASU requires changes be applied retrospectively; as such, certain prior year amounts have been adjusted to reflect this adoption and conform to the 2018 presentation.

“We’re encouraged by the strengthening of our product lines and by our unique position with customers, serving as the underpinning of our overall earnings growth,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “Despite near-term challenges in a variety of environments, we continue to see clear progress on a number of our runways for growth and improvement including: the Commercial & Industrial Group extending its penetration of critical industries; the building of our activity in emerging markets like India; and the continuing recovery in our U.S. van channel. We believe Snap-on’s value proposition of making work easier for serious professionals remains strong and effective in vehicle repair and our other end markets, and we believe we have abundant opportunity to further strengthen our position along our runways for growth and to engage our runways for improvement, the Snap-on Value Creation Processes, continuing our positive trajectory as we move through 2019 and beyond. Finally, our progress would not have been possible without the capability and commitment of our franchisees and associates, and I thank them for their contributions and for their dedication.”

Segment Results

Commercial & Industrial Group segment sales of $343.7 million in the quarter increased $2.0 million, or 0.6%, from 2017 levels, reflecting an $11.5 million, or 3.5%, organic sales gain and $0.4 million of acquisition-related sales, partially offset by $9.9 million of unfavorable foreign currency translation. The organic increase includes higher sales in the segment’s Asia Pacific operations and specialty tools business, as well as increased sales in the segment’s European-based hand tools business and higher sales to customers in critical industries.

Operating earnings of $50.8 million in the period decreased $0.5 million from 2017 levels, and the operating margin (operating earnings as a percentage of segment sales) of 14.8% declined 20 basis points from 15.0% a year ago.

Snap-on Tools Group segment sales of $407.4 million in the quarter decreased $1.8 million, or 0.4%, from 2017 levels, reflecting a $1.6 million, or 0.4%, organic sales increase, more than offset by $3.4 million of unfavorable foreign currency translation. The organic increase includes higher sales in the U.S. franchise operations, partially offset by a decrease in the segment’s international operations.

Operating earnings of $57.0 million in the period decreased $10.3 million from 2017 levels, and the operating margin of 14.0% declined 240 basis points from 16.4% last year.

Repair Systems & Information Group segment sales of $339.9 million in the quarter decreased $16.9 million, or 4.7%, from 2017 levels, reflecting a $12.2 million, or 3.5%, organic sales decline and $4.7 million of unfavorable foreign currency translation. The organic sales decrease reflects lower sales to OEM dealerships and reduced sales of undercar equipment.

Operating earnings of $87.4 million in the period decreased $2.8 million from 2017 levels, and the operating margin of 25.7% improved 40 basis points from 25.3% a year ago.

Financial Services operating earnings of $56.1 million on revenue of $82.7 million in the quarter compared to operating earnings of $54.4 million on revenue of $79.9 million a year ago. Originations of $267.1 million in the fourth quarter increased $2.1 million, or 0.8%, from 2017 levels.

Corporate expenses of $13.1 million in the quarter, including the $4.3 million benefit from the legal settlement, compared to $50.8 million last year; 2017 included the legal charge of $30.9 million.

Outlook

Snap-on expects to make continued progress in 2019 along its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including extending in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, Snap-on expects that capital expenditures in 2019 will be in a range of $90 million to $100 million.

Snap-on currently anticipates that its full year 2019 effective income tax rate will be comparable to its full year 2018 effective tax rate of 24.0%.

Conference Call and Webcast on February 7, 2019, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, February 7, 2019, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit http://www.snapon.com/sna and click on the link to the webcast. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website under the tabs Investor Information / Investor Events / Company Presentations.

Non-GAAP Measures

References in this document to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), adjusted to exclude acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, customer base and geographic expansion, new product development and/or pricing, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. The company’s organic sales disclosures also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in our businesses and facilitating comparisons of our sales performance with prior periods.

For the fourth quarter and full year 2018, the company is including operating earnings before financial services, consolidated operating earnings, net earnings and diluted earnings per share, all as adjusted to exclude the impact of a $4.3 million benefit ($3.2 million after tax) from the legal settlement. In addition, for the full year 2018, the company is including net earnings and diluted earnings per share, both as adjusted to exclude a net gain of $5.5 million ($4.1 million after tax) associated with a treasury lock settlement gain of $13.3 million related to the issuance of debt, partially offset by a $7.8 million expense related to the early extinguishment of debt, both of which were incurred in the three months ended March 31, 2018. Finally, for the full year 2018, the company is including net earnings, diluted earnings per share and its effective tax rate, all as adjusted to exclude the impact of $3.9 million of charges related to the newly issued guidance associated with the U.S. tax legislation.

For the fourth quarter and full year 2017, the company is including operating earnings before financial services, consolidated operating earnings, net earnings, diluted earnings per share and its effective tax rate, all as adjusted to exclude the impact of a $30.9 million charge ($19.1 million after tax) in the fourth quarter of 2017 for a patent-related litigation matter that is being appealed and a $45.9 million charge ($28.4 million after tax) for the full year 2017 related to judgments in litigation matters, as noted above, and included the matter settled in the fourth quarter of 2018. For the fourth quarter and full year 2017, the company is also including net earnings, diluted earnings per share and its effective tax rate, all as adjusted to exclude the impact of a $7.0 million charge related to the implementation of tax legislation.

Management believes that these are unusual events and therefore the non-GAAP financial measures adjusted to exclude them provide more meaningful year-over-year comparisons of the company’s 2018 operating performance. For a reconciliation of the adjusted metrics, see “Reconciliation of Non-GAAP Financial Measures” below.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products and support its franchise business. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.7 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 30, 2017, which are incorporated herein by reference. As Snap-on further evaluates the effects of the new U.S. tax legislation, it may recognize further adjustments. In addition, Snap-on cannot assure that its appeal of the legal matter discussed above will result in diminished liability or a reversal of the legal charge. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Fourth Quarter		Full Year
	2018	2017	2018	2017

Net sales	$952.5	$974.6	$3,740.7	$3,686.9
Cost of goods sold	(495.1)	(509.0)	(1,870.7)	(1,861.0)
Gross profit	457.4	465.6	1,870.0	1,825.9
Operating expenses	(275.3)	(307.6)	(1,144.0)	(1,161.3)
Operating earnings before financial services	182.1	158.0	726.0	664.6

Financial services revenue	82.7	79.9	329.7	313.4
Financial services expenses	(26.6)	(25.5)	(99.6)	(95.9)
Operating earnings from financial services	56.1	54.4	230.1	217.5

Operating earnings	238.2	212.4	956.1	882.1
Interest expense	(12.4)	(13.6)	(50.4)	(52.4)
Other income (expense) – net	3.0	(1.8)	4.2	(7.8)
Earnings before income taxes and equity earnings	228.8	197.0	909.9	821.9
Income tax expense	(49.5)	(63.8)	(214.4)	(250.9)
Earnings before equity earnings	179.3	133.2	695.5	571.0
Equity earnings, net of tax	-	-	0.7	1.2
Net earnings	179.3	133.2	696.2	572.2
Net earnings attributable to noncontrolling interests	(4.3)	(3.7)	(16.3)	(14.5)
Net earnings attributable to Snap-on Inc.	$175.0	$129.5	$679.9	$557.7

Net earnings per share attributable to Snap-on Inc.:
Basic	$3.14	$2.28	$12.08	$9.72
Diluted	3.09	2.24	11.87	9.52

Weighted-average shares outstanding:
Basic	55.8	56.7	56.3	57.4
Effect of dilutive securities	0.8	1.2	1.0	1.2
Diluted	56.6	57.9	57.3	58.6

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Fourth Quarter		Full Year
	2018	2017	2018	2017

Net sales:
Commercial & Industrial Group	$343.7	$341.7	$1,343.3	$1,265.0
Snap-on Tools Group	407.4	409.2	1,613.8	1,625.1
Repair Systems & Information Group	339.9	356.8	1,334.4	1,347.2
Segment net sales	1,091.0	1,107.7	4,291.5	4,237.3
Intersegment eliminations	(138.5)	(133.1)	(550.8)	(550.4)
Total net sales	$952.5	$974.6	$3,740.7	$3,686.9
Financial Services revenue	82.7	79.9	329.7	313.4
Total revenues	$1,035.2	$1,054.5	$4,070.4	$4,000.3

Operating earnings:
Commercial & Industrial Group	$50.8	$51.3	$199.3	$186.5
Snap-on Tools Group	57.0	67.3	264.2	274.7
Repair Systems & Information Group	87.4	90.2	342.6	335.3
Financial Services	56.1	54.4	230.1	217.5
Segment operating earnings	251.3	263.2	1,036.2	1,014.0
Corporate	(13.1)	(50.8)	(80.1)	(131.9)
Operating earnings	$238.2	$212.4	$956.1	$882.1
Interest expense	(12.4)	(13.6)	(50.4)	(52.4)
Other income (expense) – net	3.0	(1.8)	4.2	(7.8)
Earnings before income taxes
and equity earnings	$228.8	$197.0	$909.9	$821.9

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	Fiscal Year End
	2018	2017

Assets
Cash and cash equivalents	$140.9	$92.0
Trade and other accounts receivable – net	692.6	675.6
Finance receivables – net	518.5	505.4
Contract receivables – net	98.3	96.8
Inventories – net	673.8	638.8
Prepaid expenses and other assets	92.8	110.7
Total current assets	2,216.9	2,119.3

Property and equipment – net	495.1	484.4
Deferred income tax assets	64.7	52.0
Long-term finance receivables – net	1,074.4	1,039.2
Long-term contract receivables – net	344.9	322.6
Goodwill	902.2	924.1
Other intangibles – net	232.9	253.7
Other assets	42.0	53.8
Total assets	$5,373.1	$5,249.1

Liabilities and Equity
Notes payable and current maturities of long-term debt	$186.3	$433.2
Accounts payable	201.1	178.2
Accrued benefits	52.0	55.8
Accrued compensation	71.5	71.5
Franchisee deposits	67.5	66.5
Other accrued liabilities	373.6	388.1
Total current liabilities	952.0	1,193.3

Long-term debt	946.0	753.6
Deferred income tax liabilities	41.4	28.4
Retiree health care benefits	31.8	36.0
Pension liabilities	171.3	158.9
Other long-term liabilities	112.0	106.6
Total liabilities	2,254.5	2,276.8

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	359.4	343.2
Retained earnings	4,257.6	3,772.3
Accumulated other comprehensive loss	(462.2)	(329.0)
Treasury stock at cost	(1,123.4)	(900.0)
Total shareholders' equity attributable to Snap-on Inc.	3,098.8	2,953.9
Noncontrolling interests	19.8	18.4
Total equity	3,118.6	2,972.3
Total liabilities and equity	$5,373.1	$5,249.1

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Fourth Quarter
	2018	2017
Operating activities:
Net earnings	$179.3	$133.2
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	16.8	16.9
Amortization of other intangibles	6.1	6.9
Provision for losses on finance receivables	16.0	16.0
Provision for losses on non-finance receivables	3.4	2.6
Stock-based compensation expense	4.6	8.9
Deferred income tax provision	20.6	22.4
Gain on sales of assets	(0.2)	(0.1)
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in trade and other accounts receivable	(21.2)	(4.7)
Increase in contract receivables	(3.0)	(10.0)
Decrease in inventories	10.7	10.9
(Increase) decrease in prepaid and other assets	11.5	(0.3)
Increase (decrease) in accounts payable	2.3	(28.7)
Increase (decrease) in accruals and other liabilities	(31.0)	19.5
Net cash provided by operating activities	215.9	193.5

Investing activities:
Additions to finance receivables	(222.1)	(222.0)
Collections of finance receivables	183.7	183.8
Capital expenditures	(22.4)	(24.7)
Disposals of property and equipment	0.4	0.1
Other	(0.4)	3.8
Net cash used by investing activities	(60.8)	(59.0)

Financing activities:
Net increase (decrease) in other short-term borrowings	20.8	(20.4)
Cash dividends paid	(53.1)	(46.4)
Purchases of treasury stock	(99.7)	(75.3)
Proceeds from stock purchase and option plans	1.4	10.0
Other	(4.5)	(4.5)
Net cash used by financing activities	(135.1)	(136.6)

Effect of exchange rate changes on cash and cash equivalents	(1.3)	-
Increase (decrease) in cash and cash equivalents	18.7	(2.1)

Cash and cash equivalents at beginning of period	122.2	94.1
Cash and cash equivalents at end of year	$140.9	$92.0

Supplemental cash flow disclosures:
Cash paid for interest	$(1.8)	$(1.5)
Net cash paid for income taxes	(39.9)	(59.8)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Full Year
	2018	2017
Operating activities:
Net earnings	$696.2	$572.2
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	68.8	65.6
Amortization of other intangibles	25.3	27.6
Provision for losses on finance receivables	57.5	54.6
Provision for losses on non-finance receivables	12.8	10.5
Stock-based compensation expense	27.2	30.3
Deferred income tax provision	13.7	12.3
Loss (gain) on sales of assets	0.5	(0.2)
Settlement of treasury lock	-	14.9
Loss on early extinguishment of debt	7.8	-
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in trade and other accounts receivable	(47.7)	(55.5)
Increase in contract receivables	(30.9)	(41.8)
Increase in inventories	(38.6)	(76.0)
(Increase) decrease in prepaid and other assets	10.4	(10.0)
Increase (decrease) in accounts payable	27.5	(2.2)
Increase (decrease) in accruals and other liabilities	(66.0)	6.2
Net cash provided by operating activities	764.5	608.5

Investing activities:
Additions to finance receivables	(865.6)	(892.0)
Collections of finance receivables	747.7	712.7
Capital expenditures	(90.9)	(82.0)
Acquisitions of businesses, net of cash acquired	(3.0)	(82.9)
Disposals of property and equipment	0.7	1.5
Other	0.9	1.3
Net cash used by investing activities	(210.2)	(341.4)

Financing activities:
Proceeds from issuance of long-term debt	395.4	297.8
Repayments of long-term debt	(457.8)	(150.0)
Proceeds from notes payable	-	16.8
Repayments of notes payable	(16.8)	(4.5)
Net increase in other short-term borrowings	21.7	18.3
Cash dividends paid	(192.0)	(169.4)
Purchases of treasury stock	(284.1)	(287.9)
Proceeds from stock purchase and option plans	55.5	46.2
Other	(24.1)	(23.4)
Net cash used by financing activities	(502.2)	(256.1)

Effect of exchange rate changes on cash and cash equivalents	(3.2)	3.4
Increase in cash and cash equivalents	48.9	14.4

Cash and cash equivalents at beginning of year	92.0	77.6
Cash and cash equivalents at end of year	$140.9	$92.0

Supplemental cash flow disclosures:
Cash paid for interest	$(51.5)	$(51.2)
Net cash paid for income taxes	(188.0)	(228.1)

Non-GAAP Supplemental Data

The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and "Financial Services" businesses.

The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostic and equipment products, software and other non-financial services operations with Financial Services on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses were eliminated to arrive at the Condensed Consolidated Financial Statements.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Fourth Quarter		Fourth Quarter
	2018	2017	2018	2017

Net sales	$952.5	$974.6	$-	$-
Cost of goods sold	(495.1)	(509.0)	-	-
Gross profit	457.4	465.6	-	-
Operating expenses	(275.3)	(307.6)	-	-
Operating earnings before financial services	182.1	158.0	-	-

Financial services revenue	-	-	82.7	79.9
Financial services expenses	-	-	(26.6)	(25.5)
Operating earnings from financial services	-	-	56.1	54.4

Operating earnings	182.1	158.0	56.1	54.4
Interest expense	(12.4)	(13.5)	-	(0.1)
Intersegment interest income (expense) – net	16.8	17.7	(16.8)	(17.7)
Other income (expense) – net	3.0	(1.8)	-	-
Earnings before income taxes and equity earnings	189.5	160.4	39.3	36.6
Income tax expense	(39.4)	(50.2)	(10.1)	(13.6)
Earnings before equity earnings	150.1	110.2	29.2	23.0
Financial services – net earnings attributable to Snap-on	29.2	23.0	-	-
Equity earnings, net of tax	-	-	-	-
Net earnings	179.3	133.2	29.2	23.0
Net earnings attributable to noncontrolling interests	(4.3)	(3.7)	-	-
Net earnings attributable to Snap-on	$175.0	$129.5	$29.2	$23.0

* Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Full Year		Full Year
	2018	2017	2018	2017

Net sales	$3,740.7	$3,686.9	$-	$-
Cost of goods sold	(1,870.7)	(1,861.0)	-	-
Gross profit	1,870.0	1,825.9	-	-
Operating expenses	(1,144.0)	(1,161.3)	-	-
Operating earnings before financial services	726.0	664.6	-	-

Financial services revenue	-	-	329.7	313.4
Financial services expenses	-	-	(99.6)	(95.9)
Operating earnings from financial services	-	-	230.1	217.5

Operating earnings	726.0	664.6	230.1	217.5
Interest expense	(50.1)	(52.1)	(0.3)	(0.3)
Intersegment interest income (expense) – net	69.7	70.8	(69.7)	(70.8)
Other income (expense) – net	4.1	(7.8)	0.1	-
Earnings before income taxes and equity earnings	749.7	675.5	160.2	146.4
Income tax expense	(173.1)	(196.8)	(41.3)	(54.1)
Earnings before equity earnings	576.6	478.7	118.9	92.3
Financial services – net earnings attributable to Snap-on	118.9	92.3	-	-
Equity earnings, net of tax	0.7	1.2	-	-
Net earnings	696.2	572.2	118.9	92.3
Net earnings attributable to noncontrolling interests	(16.3)	(14.5)	-	-
Net earnings attributable to Snap-on	$679.9	$557.7	$118.9	$92.3

* Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Fiscal Year End		Fiscal Year End
	2018	2017	2018	2017

Assets
Cash and cash equivalents	$140.5	$91.8	$0.4	$0.2
Intersegment receivables	15.1	17.1	-	-
Trade and other accounts receivable – net	692.1	674.9	0.5	0.7
Finance receivables – net	-	-	518.5	505.4
Contract receivables – net	6.6	9.4	91.7	87.4
Inventories – net	673.8	638.8	-	-
Prepaid expenses and other assets	100.2	117.6	0.5	0.7
Total current assets	1,628.3	1,549.6	611.6	594.4

Property and equipment – net	493.5	482.4	1.6	2.0
Investment in Financial Services	329.5	317.4	-	-
Deferred income tax assets	45.8	25.2	18.9	26.8
Intersegment long-term notes receivable	701.3	583.7	-	-
Long-term finance receivables – net	-	-	1,074.4	1,039.2
Long-term contract receivables – net	11.9	13.2	333.0	309.4
Goodwill	902.2	924.1	-	-
Other intangibles – net	232.9	253.7	-	-
Other assets	51.9	63.1	0.1	-
Total assets	$4,397.3	$4,212.4	$2,039.6	$1,971.8

Liabilities and Equity
Notes payable and current maturities of long-term debt	$186.3	$183.2	$-	$250.0
Accounts payable	199.6	177.1	1.5	1.1
Intersegment payables	-	-	15.1	17.1
Accrued benefits	52.0	55.8	-	-
Accrued compensation	66.8	67.8	4.7	3.7
Franchisee deposits	67.5	66.5	-	-
Other accrued liabilities	355.4	366.0	26.1	29.7
Total current liabilities	927.6	916.4	47.4	301.6

Long-term debt and intersegment long-term debt	-	-	1,647.3	1,337.3
Deferred income tax liabilities	41.4	28.4	-	-
Retiree health care benefits	31.8	36.0	-	-
Pension liabilities	171.3	158.9	-	-
Other long-term liabilities	106.6	100.4	15.4	15.5
Total liabilities	1,278.7	1,240.1	1,710.1	1,654.4

Total shareholders' equity attributable to Snap-on	3,098.8	2,953.9	329.5	317.4
Noncontrolling interests	19.8	18.4	-	-
Total equity	3,118.6	2,972.3	329.5	317.4
Total liabilities and equity	$4,397.3	$4,212.4	$2,039.6	$1,971.8

* Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Reconciliation of Non-GAAP Financial Measures
(Amounts in millions, except per share data)
(unaudited)

	Fourth Quarter		Full Year
	2018	2017	2018	2017
AS REPORTED

Benefit related to the settlement of a litigation
matter ("legal settlement")
Pre-tax legal settlement	$4.3	$-	$4.3	$-
Income tax expense	(1.1)	-	(1.1)	-
Legal settlement, after tax	$3.2	$-	$3.2	$-

Weighted-average shares outstanding - diluted	56.6	57.9	57.3	58.6

Diluted EPS - legal settlement	$0.06	$-	$0.06	$-

Charges related to judgments in litigation matters
that are or were being appealed ("legal charges")
Pre-tax legal charges	$-	$(30.9)	$-	$(45.9)
Income tax benefit	-	11.8	-	17.5
Legal charges, after tax	$-	$(19.1)	$-	$(28.4)

Weighted-average shares outstanding - diluted	56.6	57.9	57.3	58.6

Diluted EPS - legal charges	$-	$(0.33)	$-	$(0.48)

Debt-related items ("net debt items")
Gain on settlement of treasury lock (A)
Gain on settlement of treasury lock	$-	$-	$13.3	$-
Income tax expense	-	-	(3.3)	-
Gain on settlement of treasury lock, after tax	$-	$-	$10.0	$-

Weighted-average shares outstanding - diluted	56.6	57.9	57.3	58.6

Diluted EPS - gain on settlement of treasury lock	$-	$-	$0.17	$-

Loss on early extinguishment of debt (B)
Loss on early extinguishment of debt	$-	$-	$(7.8)	$-
Income tax benefit	-	-	1.9	-
Loss on early extinguishment of debt, after tax	$-	$-	$(5.9)	$-

Weighted-average shares outstanding - diluted	56.6	57.9	57.3	58.6

Diluted EPS - loss on early extinguishment of debt	$-	$-	$(0.10)	$-

Net debt items (A + B)
Net debt items	$-	$-	$5.5	$-
Income tax expense	-	-	(1.4)	-
Net debt items, after tax	$-	$-	$4.1	$-

Weighted-average shares outstanding - diluted	56.6	57.9	57.3	58.6

Diluted EPS - net debt items	$-	$-	$0.07	$-

Adjustments related to implementation of tax
legislation ("tax charges")
Tax charges	$-	$(7.0)	$(3.9)	$(7.0)

Weighted-average shares outstanding - diluted	56.6	57.9	57.3	58.6

Diluted EPS - tax charges	$-	$(0.12)	$(0.07)	$(0.12)

SNAP-ON INCORPORATED
Reconciliation of Non-GAAP Financial Measures (continued)
(Amounts in millions, except per share data)
(unaudited)

		Fourth Quarter		Full Year
		2018	2017	2018	2017
ADJUSTED INFORMATION - NON-GAAP

1)	Operating earnings before financial services
	As reported	$182.1	$158.0	$726.0	$664.6
	Legal settlement	(4.3)	-	(4.3)	-
	Legal charges	-	30.9	-	45.9
	As adjusted	$177.8	$188.9	$721.7	$710.5

	Operating earnings before financial services
	as a percentage of sales
	As reported	19.1%	16.2%	19.4%	18.0%
	As adjusted	18.7%	19.4%	19.3%	19.3%

2)	Operating earnings
	As reported	$238.2	$212.4	$956.1	$882.1
	Legal settlement	(4.3)	-	(4.3)	-
	Legal charges	-	30.9	-	45.9
	As adjusted	$233.9	$243.3	$951.8	$928.0

	Operating earnings as a percentage of revenue
	As reported	23.0%	20.1%	23.5%	22.1%
	As adjusted	22.6%	23.1%	23.4%	23.2%

3)	Net earnings attributable to Snap-on Incorporated
	As reported	$175.0	$129.5	$679.9	$557.7
	Legal settlement, after tax	(3.2)	-	(3.2)	-
	Legal charges, after tax	-	19.1	-	28.4
	Net debt items, after tax	-	-	(4.1)	-
	Tax charges	-	7.0	3.9	7.0
	As adjusted	$171.8	$155.6	$676.5	$593.1

4)	Diluted EPS
	As reported	$3.09	$2.24	$11.87	$9.52
	Legal settlement, after tax	(0.06)	-	(0.06)	-
	Legal charges, after tax	-	0.33	-	0.48
	Net debt items, after tax	-	-	(0.07)	-
	Tax charges	-	0.12	0.07	0.12
	As adjusted	$3.03	$2.69	$11.81	$10.12

5)	Effective tax rate
	As reported	22.0%	33.0%	24.0%	31.1%
	Legal charges	-	1.2%	-	0.4%
	Tax charges	-	-3.6%	-0.5%	-0.9%
	As adjusted	22.0%	30.6%	23.5%	30.6%

CONTACT:
Investors:
Sara Verbsky
262/656-4869

Media:
Richard Secor
262/656-5561